UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Proxy Update: Allied World Recommends Approval of Combined Chairman and CEO Roles (Proposal 8 on Proxy Card) April 22, 2015

2 Any forward-looking statements made in this presentation reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward- looking statements could be affected by risks that the acquisitions of the Hong Kong and Singapore operations of Royal & Sun Alliance Insurance plc disrupt each company’s current plans and operations; the ability to retain key personnel; the ability to recognize the benefits of the acquisitions; the amount of costs, fees, expenses and charges related to the acquisitions; pricing and policy term trends; increased competition; the adequacy of our loss reserves; negative rating agency actions; greater frequency or severity of unpredictable catastrophic events; the impact of acts of terrorism and acts of war; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise. Cautionary Note Regarding Forward-Looking Statements

3 ISS Recommendation: A Vote Against Combined Chairman of the Board and CEO Roles • ISS proxy advisory services is recommending shareholders vote “Against” Allied World’s combined Chairman of the Board and CEO roles, stating that “ISS favors the separation of the chairman and chief executive roles in principle”  For continental European companies, ISS will generally vote against the combined Chairman and CEO roles  Our understanding is that for U.S. domiciled companies, ISS supports the combined Chairman and CEO roles if there is a sufficient counterbalancing governance structure in place

4 Allied World’s View: A Vote For Combined Chairman/CEO Roles • Allied World is recommending that shareholders approve Scott Carmilani to serve as Chairman of the Board until the Annual Shareholder Meeting in 2016 • Scott Carmilani has served as Chairman of the Board of Allied World since January 2008 • Under Scott Carmilani’s leadership as Chairman of the Board, President and CEO, Allied World has achieved considerable growth by expanding operations globally and has delivered superior value creation to shareholders (see slide 6) • Allied World has a strong counterbalancing governance structure (see slide 5) • For further information, please see Proposal 8 (page 31) in the company’s Definitive Proxy Statement filed with the SEC on March 13, 2015

5 Strong Counterbalancing Governance Structure • Lead Independent Director – Bart Friedman • Lead Independent Director has clearly delineated and comprehensive duties typically held by a non-executive Chairman, including approving meeting agendas and schedules for the Board (see page 26 of the Proxy Statement) • Independent directors – six of seven continuing directors are independent • All active Board committees are comprised solely of independent directors  Scott Carmilani, Chairman of the Board, is not a member of any of the following key committees of the Board of Directors:  Audit  Compensation  Enterprise Risk  Investment  Nominating & Corporate Governance

Top Tier Industry Performance

5 Year CAGR Total Value Creation (TBV + Dividends) & Total Stock Return



5 Yr Total Value Creation
5 Yr Total Stock Return
18%
20%
18%
18%
18%
12%
14%
8%
21%
16%
20%
15%
15%
12%
14%
17%
13%
16%
11%
7%
12%
28%
12%
12%
11%
11%
7%
2%
1%
16%
14%
13%
12%
11%
9%
9%
7%
7%
11%
11%
10%
10%
American Int'l Group
Ace Ltd.
Berkshire
Chubb
Travelers
CNA Fin'l
Hartford Fin'l
Fairfax
Allied World
Enstar
Arch Capital
XL Group
AXIS Capital
Endurance
White Mountains
Argo Group
Aspen
Everest Re
Partner Re
Greenlight
Alleghany
Large Commercial
Offshore (Re)ins
Reins Predominating

- Under Scott Carmilani's guidance as the combined Chairman and CEO, Allied World has generated industry leading total value creation and stock return
- Allied World's underwriting and investment track record, and capital management activities, have driven top tier performance as compared to peers and the broader P&C sector
- For investors, a key measure of success as a property casualty insurer is the ability to create total value (growth in tangible book value ("TBV") plus dividends) over time
  - Stock price return generally tracks this closely
- Chart at left was highlighted recently in Dowling & Partners research

Source: Dowling IBNR #10, Vol. XXII, issued on 3/20/2015, Company reports.

6

ALLIED WORLD